EXHIBIT 23.1

Silberstein Ungar, Pllc Cpas and Business Advisors
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                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

September 9, 2011

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
iSoft International, Inc.
Alexandria, Egypt

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Amendment No. 3 to Form S-1, Registration Statement under the Securities Act of 1933, filed by iSoft International, Inc. of our report dated May 18 2011, relating to the financial statements of iSoft International, Inc. as of and for the period ending March 31, 2011, and the reference to us under the caption "Interests of Named Experts and Counsel".

Sincerely,


/s/ Silberstein Ungar, PLLC
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Silberstein Ungar, PLLC
Bingham Farms, Michigan